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                 [LETTERHEAD OF MEDTRONIC SOFAMOR DANEK, INC.]


                                                                   EXHIBIT 10.35


                               September 18,2001

VIA FACSIMILE AND FEDERAL EXPRESS
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Regeneration Technologies, Inc.
Attention: Mr. James M. Grooms, President
One Innovation Drive
Alachua, Florida 32615

     RE:  Amendment to Management Services Agreement

Dear Jamie:

     Please allow this letter to serve as a confirmation of our discussions and as an amendment to the Management Services Agreement, dated as of July 23, 1996, by and between Medtronic Sofamor Danek, Inc. ("MSD"), formerly Sofamor Danek Group, Inc., and Regeneration Technologies, Inc. ("RTI"), as assignee of The University of Florida Tissue Bank, Inc., as amended on April 21, 1997, January 2, 1998 and March 9, 1998 (the "Agreement"). The purpose of this amendment is to add two products to the definition of Current Products under the Agreement.

1. Schedule A of the Agreement is hereby amended by adding the following products to the list of Current Products: (i) the Cornerstone SR cervical cortical/cancellous composite allograft, and (ii) the Cornerstone SR cervical composite allograft, each of which is described in more detail in
     Schedule 2.1 hereto (the "Additional Current Products").


2.   The Agreement is hereby amended at add a new Section 3.4(a)(iii):

               (iii) Notwithstanding the foregoing, the calculation of the Management Services Fee described above shall not include the actual net invoiced amount for the Additional Current Products, and the Management Services Fee for the Additional Current Products shall be fifty percent (50%) of the actual net invoiced amount from RTI to RTI Customers for the Additional Current Products subject to RTI Customer Instructions submitted by MSD to RTI. If the FDA and any other applicable state or federal agencies state in writing that the combination of tissue from multiple donors in single graft ("Pooling") is not in violation of the statutes, regulations, policies, standards or guidelines of such agencies, then RTI may do so and the Management Services Fee for the Additional Current Products produced utilizing such process shall be sixty percent (60%) of the actual net invoiced amount.

When Life Depends on Medical Technology
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Regeneration Technologies, Inc.
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September 18, 2001

3.   Schedule 2.1 is hereby amended by adding the following:

          Additional Current Products: (i) the Cornerstone SR cervical cortical/cancellous composite allograft is to be assembled by mechanical means; shown in the attached reference print to be pinned, but not limited to this mechanical assembly technique. The Cornerstone SR cervical cortical/cancellous composite allograft will have sizes similar, but not limited to, those currently provided in the Cornerstone SR cortical blocks. Surface grooves, similar to the Cornerstone SR cortical blocks, may or may not be included on these Cornerstone SR cervical cortical/cancellous composite allografts. (ii) The Cornerstone SR cervical cortical composite allograft is to be assembled by mechanical means from all cortical tissue; shown in the attached reference print to be pinned, but not limited to this mechancial assembly technique. The Cornerstone SR cervical cortical composite allograft will have similar sizes, but not limited to, those currently provided in the Cornerstone SR cortical blocks. Surface grooves, similar to the Cornerstone SR cortical blocks, may or may not be incorporated into this Cornerstone SR cervical cortical composite allograft.

     Section 3.1(d) of the Agreement provides that MSD "will use its best efforts to actively support the distribution and use of the UFTB Product consistent with Danek's standards." MSD acknowledges that this obligation applies to the Additional Current Products described in this amendment.

     If this amendment is agreeable to you, please sign both of these originals and return one of them to MSD. Your execution of this amendment shall serve as an agreement that RTI will not utilize the process of Pooling, as defined above, to produce the Additional Current Products until such time as the FDA and any other applicable state or federal agency confirms in writing that such process is not a violation of the statutes, regulations, policies, standards and guidelines of such agencies. In addition, as we discussed, MSD is prepared to meet with you and other RTI representatives to resolve certain disputes under the Agreement with respect to the payment terms and the application of the definitions of "line extensions" and "new products." Please contact me to discuss the timing and location of such a meeting.


                                   Very truly yours,

                                   /s/ Peter L. Wehrly


                                   Peter L. Wehrly
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Regeneration Technologies, Inc.
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September 18, 2001


AGREED TO AND ACCEPTED:


REGENERATION TECHNOLOGIES, INC.

/s/ James M. Grooms
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James M. Grooms
President